                                                                      Exhibit 21


                 LIST OF SUBSIDIARIES OF HARRIS INTERACTIVE INC.

-    GSBC Ohio Corporation, an Ohio Corporation

-    Louis Harris & Associates, Inc., a New York Corporation

-    Harris Interactive International inc., a Delaware Corporation

-    Harris Interactive Japan K.K., a Japanese Corporation

-    Total Research Corporation, a Delaware Corporation

-    Total Research Holdings Limited, a United Kingdom Corporation

-    Total Research Acquisitions Limited, a United Kingdom Corporation

-    Total Research Limited, a United Kingdom Corporation

-    Romtec Limited, a United Kingdom Corporation

-    Research Europe Limited, a United Kingdom Corporation

-    Market Research Solutions Limited, a United Kingdom Corporation

-    IRB International Limited, a United Kingdom Corporation

-    Telesolutions Limited, a United Kingdom Corporation

-    Teligen Limited, a United Kingdom Corporation

-    HI Global Limited, a United Kingdom Corporation

-    HI Europe Limited, a United Kingdom Corporation